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                               DQE CAPITAL CORPORATION


                                      DQE, INC.



                             ----------------------------



                                OFFICER'S CERTIFICATE




                         (Under Section 301 of the Indenture,
                          dated as of              1, 1999)
                                       ------------


                     Establishing Series of Securities Designated


                             Medium-Term Notes, Series A



                           -------------------------------

                                               ,
                                 --------------




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

                               DQE CAPITAL CORPORATION

                                OFFICER'S CERTIFICATE
                        (Under Section 301 of the Indenture,
                            dated as of           1, 1999)
                                       ---------

                    I, Frosina C. Cordisco, The Treasurer of DQE CAPITAL CORPORATION (the "Company"), in accordance with Section 301 of
          the Indenture, dated as of        , 1999 (the "Indenture",
                                     ----- -
          capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company and DQE, Inc. (the "Guarantor") to The First National Bank of Chicago, trustee (the "Trustee"), do hereby establish a series of Securities having the terms and characteristics set forth in this Officer's Certificate.

                                        PART I

                    Set forth below in this Part I are the terms and characteristics of the series of Securities established hereby referred to in clauses (a) through (t) in the second paragraph of
          Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301).

                    (a) the title of the Securities of such series, being Series No. 1 under the Indenture, shall be "Medium-Term Notes, Series A" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Notes");

                    (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not be limited;

                    (c) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the forms of Note attached hereto and hereby authorized and approved;

                    (d) the date or dates on which the principal of the Notes shall be payable shall be determined at the time of sale of the Notes, or any Tranche thereof, by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure (the "Administrative Procedure") attached as Annex II
          to the Selling Agency Agreement dated            , 1999 among the
                                                -----------
          Company, the Guarantor and                    ; provided,
                                     -------------------
          however, that in no event shall any Note have a term less than nine months or more than 40 years;

                    (e) the Notes, or any Tranche thereof, may bear interest at a fixed rate (any such Note being hereinafter called a "Fixed Rate Note") or at a floating rate (any such Note being hereinafter called a "Floating Rate Note"), or they may bear no interest. There shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure, at the time of sale of the Notes or any Tranche thereof,

                    (i) in the case of Fixed Rate Notes, the interest rate or rates (including the interest rate, if any, on overdue principal, premium or interest, if any) applicable to such Fixed Rate Notes, or Tranche thereof and

                    (ii) in the case of Floating Rate Notes, the Initial
               Interest Rate, the Base Rate (which shall be the CD Rate, the CMT Rate, Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other Base Rate determined at the time of sale of the Notes or Tranche thereof), the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Period, the Interest Reset Period, the Interest Reset Dates, the Rate Determination Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any (each of such terms being referred to in the form of Floating Rate Note attached hereto), any other terms relating to the determination of the interest rates on Floating Rate Notes and the interest rate, if any, on overdue principal, premium or interest, if any, applicable to such Floating Rate Notes or Tranche thereof;

          interest shall accrue on any Note from the Original Interest Accrual Date specified in such Note or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates on the Notes shall be determined at the time of sale of the Notes of each Tranche by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure, and the Regular Record Date with respect to each such Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day); and interest on Floating Rate Notes which employ the Treasury Rate as the Base Rate shall be computed on the basis of the actual number of days in the year;

                    (f) the corporate trust office of The First National Bank of Chicago in Chicago, Illinois shall be the place at which
          (i) the principal of, premium, if any, and interest, if any, on the Notes at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the forms of Note attached hereto, (ii) registration of transfer of the Notes may be effected, (iii) exchanges of Notes may be effected and (iv) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; and The First National Bank of Chicago shall be the Security Registrar and a Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office in Pittsburgh, Pennsylvania as any such place or itself as the Security Registrar;

                    (g) the Notes, or any Tranche thereof, shall be redeemable in whole or in part, at the option of the Company as and to the extent determined at the time of sale of the Notes or any Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

                    (h) the obligation, if any, of the Company to redeem or purchase the Notes or any Tranche thereof pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Notes or Tranche thereof shall be redeemed or purchased, in whole or in part, pursuant to such obligation shall be determined at the time of sale of the Notes or Tranche thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

                    (i) the Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

                    (j)  inapplicable;

                    (k)  inapplicable;

                    (l)  inapplicable;

                    (m)  inapplicable;

                    (n)  inapplicable;

                    (o)  inapplicable;

                    (p)  inapplicable;

                    (q) the Notes are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Such Notes shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

                    (i) such Notes may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

                    (ii) such Notes may be exchanged for definitive Notes
               registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

                    (A) The Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Notes and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Notes; or

                    (B) the Company shall have delivered to the Trustee a Company Order to the effect that such Notes shall be so exchangeable on and after a date specified therein;

          it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

                    (r)  inapplicable;

                    (s) no service charge shall be made for the registration of transfer or exchange of the Notes, or any Tranche thereof; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange; and

                    (t) Section 113 of the Indenture shall apply to the Notes, except to the extent that the provisions of the Floating Rate Notes hereinafter authorized and approved which are inconsistent with Section 113, and, to the extent of such inconsistency, the provisions of the Floating Rate Notes shall apply in lieu of the provisions of Section 113.

                                       PART II

                    Set forth below in this Part II are additional terms of the Medium-Term Notes, Series A, as contemplated by clause (u) in the second paragraph of Section 301 of the Indenture.

                    (a) the Notes shall have such further terms as are set forth in the forms of Fixed Rate Note and Floating Rate Note attached hereto as Exhibits A and B, respectively;

                    (b) if the Company shall make any deposit of money and/or Government Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by
          Section 601 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                    (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 601; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

                    (ii) an Opinion of Counsel to the effect that the
               Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected; and

               (c) [Special covenants, if any, with respect to this series will be inserted here.]



                                     ------------

                    IN WITNESS WHEREOF, I have executed this Officer's
          Certificate this     day of     , 1999.
                           ---        ----




                                             ------------------------------
                                             Name:
                                             Title:

                                                           EXHIBIT A


                                                    FORM OF FIXED RATE NOTE


                     (See legend at the end of this Security for restrictions on transfer and change of form)


                               DQE CAPITAL CORPORATION
                              Medium-Term Notes, Series A

                Unconditionally Guaranteed as to Payment of Principal,
                      Premium, if any, and Interest, if any, by


                                      DQE, INC.

          Original Interest Accrual Date:       Redeemable:  Yes   No
                                                                --   --
          Stated Maturity:                        Initial Redemption Date:
          Interest Rate:                          Initial Redemption Price:
          Interest Payment Dates:                 Reduction Percentage:
          Regular Record Dates:                   Redemption     Limitation
          Date:
          Other Provisions:
                                   OID:  Yes   No
                                            --   --
                                   Total Amount of OID (%):
                                   Yield to Maturity (%):
                                   Initial Accrual
                                     Period OID (%):
                                   (Constant - Yield Method)


                                   -------------------------

                       This Security is not a Discount Security
                within the meaning of the within-mentioned Indenture.


                        --------------------------------------


          Principal Amount                        Registered No.
          $                                      CUSIP




               DQE CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                    DOLLARS

          on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Interest Accrual Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Interest Accrual Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of The First National Bank of Chicago in Chicago, Illinois, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities (as hereinafter defined) of the same series and Tranche delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               This   Security  is  one  of  a  duly  authorized  issue  of
          securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture,
          dated as of      1999 (such Indenture as originally executed and
                     ------
          delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular  Securities, being herein  called the "Indenture"), of the Company and DQE, Inc. (the "Guarantor") to The First National Bank of Chicago, trustee herein called the "Trustee," which term includes any successor trustee under the Indenture), to  which  Indenture  and  all  indentures  supplemental  thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and  of the terms and  conditions upon which  the Securities are,
          and are to be,  authenticated and delivered and guaranteed.   The
          acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms
          and  provisions of  the Indenture.   This Security is  one of the
          series designated above.

               If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

               If, as specified above, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified above, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified above until such redemption price is 100% of the principal amount of this Security to be redeemed.

               Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified above, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

               [Insert provisions, if any, for redemption pursuant to a sinking fund or analogous provision or at the option of the Holder.]

               Notice of redemption [(other than at the election of the Holder)] shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

               The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company or the Guarantor with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company or the Guarantor under the Indenture and on the Securities and to the release and discharge of the Company and the Guarantor, in certain circumstances, from such obligation.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of The First National Bank of Chicago in Chicago, Illinois or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

               The  Securities   of  this  series  are   issuable  only  as
          registered Securities, without coupons, and in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the corporate trust office of The First National Bank of Chicago in Chicago, Illinois or such other office or agency as may be designated by the Company from time to time.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable .

               As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal, premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities or any guaranties, or any part of either thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or the Guarantor or of any predecessor or successor corporation (either directly or through the Company or the Guarantor, as the case requires, or a predecessor or successor corporation) of either thereof, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities and the Guaranties endorsed therein are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities and the Guaranties.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                        DQE CAPITAL CORPORATION



                                        By:
                                            -------------------------------
                                             [Title]

                                       GUARANTY

                         DQE,  Inc., a corporation organized under the
               laws of the Commonwealth of Pennsylvania (the "Guarantor", which term includes any successor under the Indenture (the "Indenture") referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed, the due and punctual payment of the principal of and premium, if any, and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of DQE Capital Corporation, a corporation organized under the laws of the State of Delaware (the "Company", which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor shall cause such payment to be made punctually when and as the same shall become due and payable, as aforesaid, as if such payment were made by the Company.

                         The  obligations  of the  Guarantor hereunder
               shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof, or increase the principal amount of any Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article Seven of the Indenture.

                         The Guarantor hereby  waives the benefits  of
               diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guaranty. This Guaranty shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal of, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guaranty without first proceeding against the Company.

                         The  obligations  of the  Guarantor hereunder
               with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of and premium, if any, and interest, if any, on such Security have been, or have been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

                         The  Guarantor  shall  be  subrogated  to all
               rights of the Holder of such Security against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guaranty or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full.

                         This Guaranty shall remain  in full force and
               effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guaranty is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Security shall, to the fullest extent permitted by law, be reinstated and shall be deemed paid only to the extent of the amount paid and not so rescinded, reduced, restored or returned.

                         This   Guaranty   shall  not   be   valid  or
               obligatory for any purpose until the certificate of authentication of the Security upon which this Guaranty is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

                         All  terms used  in this  Guaranty which  are
               defined in such Indenture shall have the meanings assigned to them in such Indenture.

                         This   Guaranty  shall  be  governed  by  and
               construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

                         IN WITNESS WHEREOF, the Guarantor  has caused
               this Guaranty to be executed as of the date first written above.

                                             DQE, INC.


                                             By:
                                                ---------------------------

                            CERTIFICATE OF AUTHENTICATION



               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


          Dated:
                 ------------------

          THE FIRST NATIONAL BANK OF CHICAGO    OR     THE FIRST NATIONAL
                    AS TRUSTEE                           BANK OF CHICAGO
                                                         AS TRUSTEE


          By:
              ----------------------------     BY:[                          ],
                 Authorized Officer                  AS AUTHENTICATING AGENT


                                            By:
                                                ---------------------------
                                                     Authorized Officer

               THIS SECURITY MAY NOT BE TRANSFERRED OR EXCHANGED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT (I) THIS SECURITY MAY BE TRANSFERRED IN WHOLE, AND APPROPRIATE REGISTRATION OF TRANSFER EFFECTED, IF SUCH TRANSFER IS BY CEDE & CO., AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY"), TO THE DEPOSITARY, OR BY THE DEPOSITARY TO ANOTHER NOMINEE THEREOF, OR BY ANY NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE THEREOF, OR BY THE DEPOSITARY OR ANY NOMINEE THEREOF TO ANY SUCCESSOR SECURITIES DEPOSITARY OR ANY NOMINEE THEREOF; AND (II) THIS SECURITY MAY BE EXCHANGED FOR DEFINITIVE SECURITIES REGISTERED IN THE RESPECTIVE NAMES OF THE BENEFICIAL HOLDERS HEREOF, AND THEREAFTER SHALL BE TRANSFERABLE WITHOUT RESTRICTIONS IF: (A) THE DEPOSITARY, OR ANY SUCCESSOR SECURITIES DEPOSITARY, SHALL HAVE NOTIFIED THE COMPANY AND THE TRUSTEE THAT IT IS UNWILLING OR UNABLE TO CONTINUE TO ACT AS SECURITIES DEPOSITARY WITH RESPECT TO THE SECURITIES AND THE TRUSTEE SHALL NOT HAVE BEEN NOTIFIED BY THE COMPANY WITHIN NINETY (90) DAYS OF THE IDENTITY OF A SUCCESSOR SECURITIES DEPOSITARY WITH RESPECT TO THE SECURITIES OR
          (B) THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE A COMPANY ORDER TO THE EFFECT THAT THE SECURITIES SHALL BE SO EXCHANGEABLE ON AND AFTER A DATE SPECIFIED THEREIN.


                                  ------------------



               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



          -----------------------------------------------------------------
            [please insert social security or other identifying number of assignee]



          -----------------------------------------------------------------
               [please print or typewrite name and address of assignee]



          -----------------------------------------------------------------

          the within  Security of DQE  CAPITAL CORPORATION and  does hereby
          irrevocably constitute and appoint                              ,
                                            ------------------------------
          Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


                                        DQE CAPITAL CORPORATION




                                        -----------------------------------


          Dated:
                 ---------------

          -----------------------------------------------------------------

          Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

                                                           EXHIBIT B


                                                 FORM OF FLOATING RATE NOTE

                     (See legend at the end of this Security for restrictions on transfer and change of form)

                               DQE CAPITAL CORPORATION
                              Medium-Term Notes, Series A

                Unconditionally Guaranteed as to Payment of Principal,
                      Premium, if any, and Interest, if any, by

                                      DQE, INC.

          ORIGINAL INTEREST ACCRUAL DATE:       MAXIMUM INTEREST RATE:
          STATED MATURITY:                      MINIMUM INTEREST RATE:
          INITIAL INTEREST RATE:                INTEREST PAYMENT PERIOD:
          BASE RATE:                            INTEREST PAYMENT DATES:
           -- CD RATE                           REGULAR RECORD DATES:
           -- CMT RATE                          INTEREST RESET PERIOD:
               DESIGNATED CMT MATURITY INDEX:   INTEREST RESET DATES:
               DESIGNATED CMT TELERATE PAGE:    RATE DETERMINATION DATES:
           -- COMMERCIAL PAPER RATE             INDEX MATURITY:
           -- FEDERAL FUNDS RATE                SPREAD: (+ BASIS PTS.)
                                                         -
           -- LIBOR
               REPORTING SERVICE:               REDEEMABLE:  YES___ NO___
               -- LIBOR REUTERS                    INITIAL REDEMPTION DATE:
               -- LIBOR TELERATE                   INITIAL REDEMPTION PRICE:
               INDEX CURRENCY:                     REDUCTION PERCENTAGE:
           -- PRIME RATE                           REDEMPTION LIMITATION DATE:
           -- TREASURY RATE                     OTHER PROVISIONS:

                                   OID:  YES__ NO__
                                   TOTAL AMOUNT OF OID (%):
                                   YIELD TO MATURITY (%):
                                   INITIAL ACCRUAL
                                   PERIOD OID (%):
                                   (CONSTANT - YIELD METHOD)

                       ---------------------------------------


                       This Security is not a Discount Security
                within the meaning of the within-mentioned Indenture.

                       ---------------------------------------

          Principal Amount                        Registered No.
          $                                       CUSIP

               DQE CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                    DOLLARS

          on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly, semi-annually or annually, as specified above for the Interest Payment Period, in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, until the principal hereof is paid or duly provided for. Except as otherwise provided herein, the rate of interest to be so paid shall be the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Interest Accrual Date and thereafter a rate determined, in accordance with the provisions hereinafter set forth, by reference to the Base Rate specified above plus or minus the Spread, if any, specified above or multiplied by the Spread Multiplier, if any, specified above. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Interest Accrual Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Interest Accrual Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of The First National Bank of Chicago in Chicago, Illinois or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities (as hereinafter defined) of the same series and Tranche delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture,
          dated as of             1, 1999 (such Indenture as originally
                      -----------
          executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), of the Company and DQE, Inc. (the "Guarantor") to and DQE, Inc. (the "Guarantor") to The First National Bank of Chicago, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and guaranteed. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the Indenture. This Security is one of the series designated above.

               Interest payments on this Security shall be the amount of interest accrued from and including the last date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Original Interest Accrual Date, to but excluding the next succeeding Interest Payment Date; provided, however, that if the interest rate on this Security is reset daily or weekly as specified on the face hereof for the Interest Reset Period, interest payments shall be the amount of interest accrued from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, from the Original Interest Accrual Date, to, but excluding, the Regular Record Date next preceding such Interest Payment Date, except that at Maturity the interest payable shall include interest accrued to but excluding the date of Maturity.

               Accrued interest on this Security shall be calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Payment Period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate, as indicated above, or by the actual number of days in the year if the Base Rate is the CMT Rate or the Treasury Rate, as indicated above. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on such date. Unless otherwise specified above, all percentages resulting from any calculation of the rate of interest hereon shall be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest one-hundredth cent (with .005 of a cent being rounded upward).

               Except as otherwise provided herein, commencing with the first Interest Reset Date specified above following the Original Interest Accrual Date and thereafter upon each succeeding Interest Reset Date specified above, the rate at which interest on this Security is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as specified above for the Interest Reset Period, and such rate, as so reset, shall be effective as of and for the related Interest Reset Date and for the balance of the related Interest Reset Period to but excluding the next succeeding Interest Reset Date. Unless otherwise specified above, the Interest Reset Dates shall be, if the interest rate on this Security resets daily, each Business Day; if the interest rate on this Security (unless the Base Rate is the Treasury Rate) resets weekly, Wednesday of each week; if the Base Rate specified above is the Treasury Rate and resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if the interest rate on this Security resets monthly, the third Wednesday of each month; if the interest rate on this Security resets quarterly, the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semi-annually, the third Wednesday of the two months of each year specified above; and if the interest rate on this Security resets annually, the third Wednesday of the month of each year specified above; provided, however, that the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding Maturity. If an Interest Reset Date for this Security would otherwise be a day that is not a Business Day (as hereinafter defined), such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

               Anything herein to the contrary notwithstanding, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

               Unless otherwise specified above, interest will be payable, if the interest rate on this Security resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified above; if the interest rate on this Security resets quarterly, on the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semi-annually, on the third Wednesday of the two months of each year specified above; and if the interest rate on this Security resets annually, on the third Wednesday of the month of each year specified above (each such day being an "Interest Payment Date").

               If any Interest Payment Date other than a Redemption Date or the Stated Maturity would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified above is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next preceding Business Day. If a Redemption Date or the Stated Maturity shall not be a Business Day, payment of the amounts due on this Security on such date in respect of principal, premium, if any, and/or interest may be made on the next succeeding Business Day; and if payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Redemption Date or Stated Maturity, as the case may be, to such Business Day.

               The Company will appoint, and enter into an agreement with, an agent (the "Calculation Agent") to calculate the interest rates on floating rate Securities (including this Security).
          Unless otherwise specified above,                      shall be
                                            --------------------
          the Calculation Agent. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

               Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the rate of interest shall be determined in accordance with the provisions of the applicable heading below.

               Determination of CD Rate If the Base Rate specified above is the CD Rate, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to the CD Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

               The "CD Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date (as hereinafter defined) and shall be (a) the rate (expressed as a percentage per annum) as of the second Business Day prior to the related Interest Reset Date (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity specified above as published in H.15(519) under the heading "CDs (Secondary Market)", or (b) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, the rate as of such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published in Composite Quotations (as hereinafter defined), or
          (c) if neither of such rates is published by 3:00 P.M., New York City time, on the Calculation Date, the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Determination Date for certificates of deposit in an amount that is representative of a single transaction at that time with a remaining maturity closest to the Index Maturity specified above of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company); provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described in clause (c) above, the CD Rate for such Interest Reset Period shall be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

               Determination of CMT Rate If the Base Rate specified above is the CMT Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the CMT Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

               The "CMT Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be the rate (expressed as a percentage per annum) displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities... Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m." under the column for the Designated CMT Maturity Index (as defined below) for
          (a)(i) if the Designated CMT Telerate Page is 7055, the second Business Day prior to the related Interest Reset Date (a "CMT Rate Determination Date") or (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which such CMT Rate Determination Date occurs, or (b) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time on the Calculation Date, the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519), or (c) if such rate is no longer published or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Rate Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519), or (d) if such information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for the CMT Rate Determination Date shall be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, in its discretion (after consultation with the Company), and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year, or (e) if the Calculation Agent cannot obtain three such Treasury notes quotations, a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, in its discretion (after consultation with the Company), and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million, or (f) if three or four (and not five) of such Reference dealers are quoting as described above, the arithmetic mean of the offer prices obtained without the elimination of either the highest or the lowest of such quotes; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above, the CMT Rate for such Interest Reset Period will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate). For purposes of clause (e) in the first sentence of this paragraph, if two Treasury notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity shall be used.

               "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified above, the Designated CMT Maturity Index shall be 2 years.

               "Designated CMT Telerate Page" means the display on the Dow Jones Market service (formerly known as the Dow Jones Telerate Service) on the page specified above (or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified above, the page shall be 7052, for the most recent week.

               Determination of Commercial Paper Rate If the Base Rate specified above is the Commercial Paper Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Commercial Paper Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

               The "Commercial Paper Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the Money Market Yield (as hereinafter defined) as of the second Business Day prior to the related Interest Reset Date (a "Commercial Paper Rate Determination Date") of the rate (expressed as a percentage per annum) for commercial paper having the Index Maturity specified above, as such rate shall be published in H.15(519) (as hereinafter defined) under the heading "Commercial Paper - Nonfinancial", or
          (b) if such rate is not so published prior to 9:00 a.m., New York City time, on the Calculation Date, the Money Market Yield as of such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity as published in Composite Quotations (as hereinafter defined) under the heading "Commercial Paper", or (c) if none of such rates is published by 3:00 p.m., New York City time, on the Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company), for commercial paper of the Index Maturity placed for a nonfinancial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid are not quoting offered rates as described in clause (c) above, the Commercial Paper Rate for such Interest Reset Period shall be deemed to be the same as the Commercial Paper Rate for the preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

               "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                    Money Market Yield =     D x 360     x 100
                                         ---------------
                                          360 - (D x M)

          where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified above.

               Determination of Federal Funds Rate If the Base Rate specified above is the Federal Funds Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Federal Funds Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

               The "Federal Funds Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the rate (expressed as a percentage per annum) as of the second Business Day prior to the related Interest Reset Date (a "Federal Funds Rate Determination Date") for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", or (b) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate", or (c) if neither of such rates is published by 3:00 P.M., New York City time, on the Calculation Date, the arithmetic mean of the rates for the last transaction in overnight Federal funds as of 11:00 A.M., New York City time, on such Federal Funds Rate Determination Date arranged by three leading brokers in Federal Funds transactions in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company); provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as described in clause (c) above, the Federal Funds Rate for such Interest Reset Period shall be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

               Determination of LIBOR If the Base Rate specified above is LIBOR, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to LIBOR, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

               "LIBOR" for each Interest Reset Period shall be determined by the Calculation Agent and shall be:

                    (a)(i) if "LIBOR Reuters" is specified above as the Reporting Service, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as hereinafter defined) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency specified above in the London interbank market, for the period of the Index Maturity specified above commencing on the related Interest Reset Date for such Interest Reset Period, which appear or appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on the second London Banking Day (as hereinafter defined) prior to such Interest Reset Date (a "LIBOR Determination Date"), or (ii) if "LIBOR Telerate" is specified above as the Reporting Service, the rate for deposits in the Index Currency, for the period of the Index Maturity commencing on such Interest Reset Date (or, if the pound sterling is the Index Currency, commencing on the LIBOR Determination Date) that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date;

                    (b) with respect to a LIBOR Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified above as the Reporting Service and calculation of LIBOR is based on the arithmetic mean of the offered rates) or on which no rate appears (if the Reporting Service specified above is either (x) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate or (y) "LIBOR Telerate"), the Calculation Agent shall request the principal London office of each of four major reference banks in the London interbank market selected by the Calculation Agent, in its discretion (after consultation with the Company), to provide the Calculation Agent with its offered quotations for deposits in the Index Currency, for the period of the Index Maturity commencing on the Interest Reset Date (or, if the pound sterling is the Index Currency, commencing on the LIBOR Determination Date) for such Interest Reset Period and in a principal amount equal to an amount of not less than U.S.$1 million (or the equivalent amount in the Index Currency) that is representative of a single transaction in the Index Currency in such market at such time, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date; if at least two such quotations are provided, LIBOR, in respect of such LIBOR Determination Date, shall be the arithmetic mean of such quotations;

                    (c) if fewer than two such quotations are so provided, LIBOR in respect of such LIBOR Determination Date shall be the arithmetic mean of the rates quoted by three major banks in the applicable Principal Financial Center for the country of the Index Currency on such LIBOR Determination Date selected by the Calculation Agent, in its discretion (after consultation with the Company), at approximately 11:00 a.m. on such LIBOR Determination Date, for loans in the Index Currency to leading European banks, for the period of the Index Maturity commencing on the Interest Reset Date (or, if the pound sterling is the Index Currency, commencing on the LIBOR Determination Date) for such Interest Reset Period and in a principal amount of not less than U.S.$1 million (or the equivalent amount in the Index Currency) that is representative of a single transaction in the Index Currency in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates described in this clause (c), LIBOR for such Interest Reset Period shall be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

               "Designated LIBOR Page" means (x) if "LIBOR Reuters" is specified above as the Reporting Service, the display on the Reuters monitor money rates service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (y) if "LIBOR Telerate" is specified above as the Reporting Service, the display on the Dow Jones Market service (formerly known as the Dow Jones Telerate Service), or any successor service, for the purpose of displaying the London interbank rates of major banks for the Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified above as the Reporting Service, LIBOR shall be determined as if LIBOR Telerate Page 3750 had been specified.

               "Index Currency" means the currency (including any composite currency) so specified above. If no such currency is so specified above, "Index Currency" means U.S. dollars.

               "LIBOR Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Market service (formerly known as the Dow Jones Telerate Service), or such other page as may replace Page 3750 on such service or such other successor service or services as may be nominated by the British Bankers'
          Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

               "Principal Financial Center" will be, for purposes of clause
          (c) above, the principal financial center of the country of the specified Index Currency, which generally will be the capital city of such country, except that with respect to U.S. Dollars, Deutsche Marks and Euros, the Principal Financial Center shall be the City of New York, Frankfurt or Brussels, as the case may be.

               Determination of Prime Rate If the Base Rate specified above is the Prime Rate, this Security shall bear interest for each Interest Rest Period at a rate calculated with reference to the Prime Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

               The "Prime Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the rate (expressed as a percentage per annum) as of the second Business Day prior to the related Interest Reset Date (a "Prime Rate Determination Date") set forth in H.15(519) opposite the caption "Bank Prime Loan", or (b) if such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date, the arithmetic mean of the rates publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect on such Prime Rate Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Determination Date or (c) if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Determination Date, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent, in its discretion (after consultation with the Company), from which quotations are requested; provided, however, that if fewer than two such prime rates are so quoted by major money center banks as aforesaid, there shall be included in the group of rates whose arithmetic mean is to be so determined the prime rates or base lending rates, as of such Prime Rate Determination Date, of that number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, in its discretion (after consultation with the Company), which, when added to the number of rates provided by major money center banks as aforesaid, shall equal two.

               If in any calendar month the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as described in the preceding paragraph, the "Prime Rate" for the applicable Interest Reset Period shall be Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

               "Reuters Screen USPRIME1 Page" means the display designated as Page "USPRIME1" on the Reuters monitor money rates service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

               Determination of Treasury Rate If the Base Rate specified above is the Treasury Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Treasury Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

               The "Treasury Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be (a) the rate (expressed as a percentage per annum) for the auction held on the Treasury Rate Determination Date (as hereinafter defined) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities - Treasury bills - auction average (investment)", or (b) if such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of Treasury, or (c) if the results of the auction of Treasury bills having such Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on the Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, in its discretion (after consultations with the Company), for the issue of Treasury bills with a remaining maturity closest to such Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as described in clause (c) above, then the "Treasury Rate" for such Interest Reset Period shall be deemed to be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such previous Interest Reset Period, the rate of interest hereon for such Interest Reset Period shall be the Initial Interest Rate).

               The "Treasury Rate Determination Date" for each Interest Reset Period shall be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. (As of the Original Interest Accrual Date, Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.) If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday shall be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

               If, as specified above, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified above, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified above until such redemption price is 100% of the principal amount of this Security to be redeemed.

               Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified above, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

               [Insert provisions, if any, for redemption pursuant to a sinking fund or analogous provision or at the option of the Holder.]

               Notice of redemption [(other than at the election of the Holder)] shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

               The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company or the Guarantor with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company or the Guarantor under the Indenture and on the Securities and to the release and discharge of the Company and the Guarantor, in certain circumstances, from such obligation.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of The First National Bank of Chicago in Chicago, Illinois or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the corporate trust office of The First National Bank of Chicago in Chicago, Illinois or such other office or agency as may be designated by the Company from time to time.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

               As used herein,

               (1) "Business Day" means any day, other than a Saturday or Sunday, which is (a) not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed and (b) if the Base Rate specified above is LIBOR, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Index Currency, if any, specified above are transacted in the London Interbank market;

               (2) "Calculation Date", with respect to a Rate Determination Date, means the earlier of (a) the tenth calendar day after such Rate Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, and (b) the Business Day next preceding the related Interest Payment Date or the Maturity Date, as the case may be;

               (3) "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor release, published by the Federal Reserve Bank of New York;

               (4) "H.15(519)" means the publication entitled "Statistical Release H.15(519)," Selected Interest Rates, or any successor publication, published by the Board of Governors of the Federal Reserve System; and

               (5) "Rate Determination Date" means, as applicable, a "CD Rate Determination Date", a "CMT Rate Determination Date", a "Commercial Paper Rate Determination Date", a "Federal Funds Rate Determination Date", a "LIBOR Determination Date", a "Prime Rate Determination Date" or a "Treasury Rate Determination Date".

          All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities or any Guaranties, or any part of either thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or the Guarantor or of any predecessor or successor corporation (either directly or through the Company or the Guarantor, as the case may be, or a predecessor or successor corporation) of either thereof, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities and the Guaranties endorsed thereon are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities and the Guaranties.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              DQE CAPITAL CORPORATION


                              By:
                                 ------------------------------------------
                              [Title]

                                       GUARANTY

               DQE, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Guarantor", which term includes any successor under the Indenture (the "Indenture") referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed, the due and punctual payment of the principal of and premium, if any, and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of DQE Capital Corporation, a corporation organized under the laws of the State of Delaware (the "Company", which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor shall cause such payment to be made punctually when and as the same shall become due and payable, as aforesaid, as if such payment were made by the Company.

               The obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof, or increase the principal amount of any Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article Seven of the Indenture.

               The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guaranty. This Guaranty shall constitute a guaranty of payment and not of collection.
          The Guarantor hereby agrees that, in the event of a default in payment of principal of, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guaranty without first proceeding against the Company.

               The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of and premium, if any, and interest, if any, on such Security have been, or have been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

               The Guarantor shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guaranty or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full.

               This Guaranty shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guaranty is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Security shall, to the fullest extent permitted by law, be reinstated and shall be deemed paid only to the extent of the amount paid and not so rescinded, reduced, restored or returned.

               This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guaranty is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

               All terms used in this Guaranty which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

               This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

               IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first written above.

                                             DQE, INC.


                                             By:
                                                ---------------------------

                            CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


          Dated:
                ---------------------

          THE FIRST NATIONAL BANK OF     OR     THE FIRST NATIONAL BANK OF
                  CHICAGO                               CHICAGO
                AS TRUSTEE                            AS TRUSTEE


          By:                               BY:[                         ],
             ----------------------------        -------------------------
                 Authorized Officer                 AS AUTHENTICATING
                                                      AGENT


                                             By:
                                                ---------------------------
                                                    Authorized Officer

               THIS SECURITY MAY NOT BE TRANSFERRED OR EXCHANGED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT (I) THIS SECURITY MAY BE TRANSFERRED IN WHOLE, AND APPROPRIATE REGISTRATION OF TRANSFER EFFECTED, IF SUCH TRANSFER IS BY CEDE & CO., AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY"), TO THE DEPOSITARY, OR BY THE DEPOSITARY TO ANOTHER NOMINEE THEREOF, OR BY ANY NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE THEREOF, OR BY THE DEPOSITARY OR ANY NOMINEE THEREOF TO ANY SUCCESSOR SECURITIES DEPOSITARY OR ANY NOMINEE THEREOF; AND (II) THIS SECURITY MAY BE EXCHANGED FOR DEFINITIVE SECURITIES REGISTERED IN THE RESPECTIVE NAMES OF THE BENEFICIAL HOLDERS HEREOF, AND THEREAFTER SHALL BE TRANSFERABLE WITHOUT RESTRICTIONS IF: (A) THE DEPOSITARY, OR ANY SUCCESSOR SECURITIES DEPOSITARY, SHALL HAVE NOTIFIED THE COMPANY AND THE TRUSTEE THAT IT IS UNWILLING OR UNABLE TO CONTINUE TO ACT AS SECURITIES DEPOSITARY WITH RESPECT TO THE SECURITIES AND THE TRUSTEE SHALL NOT HAVE BEEN NOTIFIED BY THE COMPANY WITHIN NINETY (90) DAYS OF THE IDENTITY OF A SUCCESSOR SECURITIES DEPOSITARY WITH RESPECT TO THE SECURITIES; OR (B) THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE A COMPANY ORDER TO THE EFFECT THAT THE SECURITIES SHALL BE SO EXCHANGEABLE ON AND AFTER A DATE SPECIFIED THEREIN.


                               -----------------------


               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



          -----------------------------------------------------------------
            [please insert social security or other identifying number of assignee]



          -----------------------------------------------------------------
               [please print or typewrite name and address of assignee]



          -----------------------------------------------------------------

          the within Security of DQE CAPITAL and does hereby irrevocably
          constitute and appoint                            , Attorney, to
                                 ---------------------------
          transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.



          Dated:
                --------------




                 ----------------------------------------------------

          Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.